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                               Monsanto Company
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               (Name of Registrant as Specified In Its Charter)


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                                 Monsanto
                                 ----------------------------------------------

                                 Monsanto Company
ROBERT B. SHAPIRO                800 N. Lindbergh Boulevard
Chairman and                     St. Louis, Missouri 63167
Chief Executive Officer          (314) 694-1000

                                     March 14, 1996

Dear Monsanto Shareowner:

By all measures, last year was an outstanding one for Monsanto's shareowners. As you'll see in the Annual Report, our business performance produced the highest earnings in our Company's history, and our stock's total return substantially outpaced that of the Standard & Poor's 500 Index.

We're now taking the following steps to build on that momentum and to create additional shareowner value:

Because we believe that Monsanto stock continues to be an attractive investment, we plan to resume our stock repurchase program and have Board authorization to buy back over 8 million shares.

We also want to tie our compensation programs to shareowner value even more tightly than in the past. Two actions are planned.

The first is a stock option grant for about 27,000 Monsanto employees who don't currently receive options. This will give a much larger group of our people a direct economic stake in our shareowners' success.

The second is a total revamping of our compensation program for senior management. Shareowner approval of the Monsanto Management Incentive Plan of 1996 (the Incentive Plan) and the Monsanto Executive Stock Purchase Plan (the Purchase Plan), which are described in detail in the proxy statement, will enable Monsanto to grant premium priced stock options to senior executives at exercise prices substantially above current market, and will enable executives to make leveraged purchases of Monsanto Common Stock.

Premium priced options under the Incentive Plan may be exercised only if the
                                                                 -----------
Company's stock meets or exceeds specific price targets within prescribed
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times. They can only be exercised at or above the target stock price. For
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executives to gain from these options, the stock has to exceed these price targets. This contrasts dramatically with conventional stock options, which are typically exercised at the price of the stock on the day the options were granted.

The table below demonstrates the clear alignment between management and shareowners that results from the use of premium priced options:

                                                                              Gain to        Gain to Shareowner
                                                   Maximum Years to       Participants at        Value From
Percent of Grant     Premium Exercise Price     Attain Exercise Price    Exercise Price<F1>    $135/share<F2>
-----------------    -----------------------    ----------------------   ------------------  -------------------
       20%                    $150                        3               $0                 $1.8 billion

       30%                    $175                        4               $15 million        $4.7 billion

       30%                    $200                        5               $52.5 million      $7.7 billion

       20%                    $225                        6               $112.5 million     $10.6 billion

-------
<F1> Assumes options granted on 3 million shares

<F2> Assumes 118 million shares outstanding; $135 was the closing price of
     Monsanto's Common Stock on March 1, 1996

Under most option-based incentive plans, executives share in the upward opportunities of stock ownership, but not in the downward risks. Under the Purchase Plan, participants will stand alongside shareowners in both risk and reward. To do so, participants must purchase a substantial amount of Monsanto shares using full-recourse loans financed by the Company.

The Purchase Plan offers participants financial incentives based two-thirds on long-term stock price performance and one-third on retention. The total incentives can't exceed the amount to be repaid under the loan agreement. None of the performance portion of the incentive will be paid unless the total return to Monsanto's shareowners through the year 2000 is at or above the total shareholder return of companies at the 50th percentile of the Standard & Poor's Industrials. For maximum incentives, Monsanto's total shareholder return must be at or above the 75th percentile. This means that the Company's stock must perform well for all shareowners in order for the Purchase Plan to pay off for executives.

You'll also note in the proxy that we're asking for authorization for additional shares. This will give us the flexibility we need to react quickly to opportunities that will benefit our shareowners, and permits us to consider a stock split in the range of four- or five-for-one.

Finally, as explained on page 25 of the Annual Report, we're adopting Economic Value Added as our new financial measurement system. We expect this approach to drive decisions that increase shareowner value.

Taken together, these actions will motivate aggressive business performance that will benefit all shareowners.

                                          Sincerely,


                                          /s/ Robert B. Shapiro

                                          Robert B. Shapiro
                                          Chairman and Chief Executive Officer